Exhibit 99.1

Upstart Announces Fourth Quarter and Full Year 2025 Results
Announces Leadership Evolution

SAN MATEO, Calif. – February 10, 2026 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for the quarter and full year ended December 31, 2025. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“In 2025, we grew originations 86% and revenues 64% while growing headcount just 18% — a ratio any business would die for. And we re-established Upstart as a strongly profitable business,” said Dave Girouard, Co-founder and CEO of Upstart. “Our auto and home originations each grew 5X in 2025 — and accelerated even further in Q4.”

“Even with this epic growth, we reduced loans on our balance sheet by 20% quarter-over-quarter and expect this trend to continue. With 70% of funding for Auto and Home loans originated in Q4 coming from 11 different partners and an additional 13 signed for the coming year, we’re set up for a breakout in 2026,” Girouard said.

Fourth Quarter 2025 Highlights
•Transaction Volume: 455,788 loans originated, up 86% year-over-year (“YoY”) reflecting a 19.4% Conversion Rate1, up from 18.0% in Q4 2024. Total originations were roughly $3.2 billion, up 52% YoY.
•Total Revenue: $296 million, up 35% YoY. Revenue from fees was $265 million, up 33% YoY.
•Income (Loss) from Operations: $18.9 million, an improvement from ($4.8) million in Q4 2024.
•Net Income (Loss): $18.6 million, an improvement from ($2.8) million in Q4 2024. Diluted net income (loss) per share was $0.17 compared with ($0.03) in Q4 2024.
•Contribution Profit: $141 million, up 15% YoY. Contribution Margin was 53%, versus 61% in Q4 2024.
•Adjusted EBITDA: $63.7 million, up from $38.8 million in Q4 2024. Adjusted EBITDA Margin was 22%, up from 18% in Q4 2024.

Fiscal Year 2025 Highlights
•Transaction Volume: 1,497,149 loans originated, up 115% YoY reflecting a 19.4% Conversion Rate, up from 15.1% in 2024. Total originations were roughly $11.0 billion, up 86% YoY.
•Total Revenue: $1.0 billion, up 64% YoY. Revenue from fees was $950 million, up 49% YoY.
•Income (Loss) from Operations: $42.6 million, an improvement from ($173) million in 2024.
•Net Income (Loss): $53.6 million, an improvement from ($129) million in 2024. Diluted net income (loss) per share was $0.45 compared with ($1.44) in 2024.
•Contribution Profit: $531 million, up 39% YoY. Contribution Margin was 56%, versus 60% in 2024.
•Adjusted EBITDA: $230 million, up from $10.6 million in 2024. Adjusted EBITDA Margin was 22%, up from 2% in 2024.

Financial Outlook
Beginning in 2026, Upstart intends to provide annual financial guidance and discontinue issuing quarterly guidance, reflecting the company’s long-term focus and evolving disclosure framework. Upstart is also providing financial guidance for the 2025-2028 period.
1 Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Conversion Rate. Prior period figures have been recast to conform to the new definition and methodology. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.

For full-year 2026, Upstart expects:
•Total Revenue of approximately $1.4 billion
◦Revenue From Fees of approximately $1.3 billion
•Adjusted EBITDA Margin of approximately 21%
For the 2025-2028 period, Upstart is targeting the following financial results:
•Total Revenue: Compound annual growth rate of approximately 35%
•Terminal Adjusted EBITDA Margin: Approximately 25%.

Publishing Monthly Origination Volumes
As of today, Upstart began to publish its monthly origination volume, which corresponds to Transaction Volume, Dollars as reported in the company’s financial statements, and expects to continue to do so on a monthly basis. For more details, please read the press release or find the latest published numbers at upstart.com/volume.

“The opportunity to radically transform access to credit with AI is unimaginably large and we want to offer the world a courtside seat as this future unfolds,” Girouard said. “With these upgrades to our disclosures and guidance, investors can better understand both the near term dynamics and the long term potential of Upstart.”

Upstart’s Leadership Evolution
In addition, as part of an evolution in its leadership, Upstart today announced that Co-founder Paul Gu will become the company’s CEO on May 1st. For more information regarding this and other leadership changes, please read today’s press release. Upstart’s management team will address the leadership evolution during today’s webcast and conference call.

Conference Call and Webcast Information
•Live Conference Call and Webcast at 1:30 p.m. PT on February 10, 2026. To access the call in the United States and Canada: 800-330-6710, conference code 8139985. To access the call outside of the United States and Canada: +1 312-471-1353, conference code 8139985. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates while delivering the exceptional digital-first experience customers demand. More than 90% of loans are fully automated, with no human intervention by Upstart. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small-dollar “relief” loans. Upstart is based in San Mateo, California.

Investors
Sonya Banerjee
ir@upstart.com

Press
Chantal Rapport
press@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our outlook for the full-year of 2026 and beyond. These statements may include words such as “anticipate”, “becoming”, “believe”, “can have”, “continue”, “could”, “estimate”, “expect”, “intend”, “likely”, “look forward”, “may”, “ongoing,” “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would,” or the negative of these terms or other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events that do not relate strictly to historical or current facts. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities and the sustainability of our business and market position; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), Adjusted EBITDA, basic weighted-average share count, and diluted weighted-average share count. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs and assumptions as of that time with respect to future events, including assumptions regarding macroeconomic conditions, credit performance, funding availability, and competitive dynamics, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting our investor relations website at ir.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Additional information will be available in other future reports that we file with the SEC from time to time, which could cause actual results to vary from expectations.

Key Operating Metrics and Non-GAAP Financial Measures
Beginning in the fourth quarter of 2025, we revised certain key operating metrics and non-GAAP financial measures. For additional information regarding these changes, refer to “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.
We define Transaction Volume, Dollars as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define Transaction Volume, Number of Loans as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a marketplace.

We define Conversion Rate as the Transaction Volume, Number of Loans in a period divided by the total number of rate inquiries received that we estimate to be legitimate, which we record when a borrower actively requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

We define Percentage of Loans Fully Automated as the total number of loans in a given period originated end-to-end with no human involvement required by the Company divided by the Transaction Volume, Number of Loans in the same period. Under this definition, “originated end-to-end” means (i) from initial rate request to final funding for personal loans, including small dollar loans, and (ii) from initial rate request to loan approval for auto loans and HELOCs, due to certain jurisdictions’ local requirements and external dependencies that require human action prior to funding.

To derive Contribution Profit, we subtract the sum of borrower acquisition costs as well as borrower verification and servicing costs from revenue from fees, net. To calculate Contribution Margin we divide Contribution Profit by revenue from fees, net.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense and certain payroll tax expenses, depreciation and amortization, expense on convertible notes, provision for income taxes, gain on debt extinguishment and reorganization expenses. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA and Adjusted EBITDA Margin includes interest expense from corporate debt and warehouse credit facilities which is incurred in the course of earning corresponding interest income.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below. Upstart has not reconciled the forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	December 31,
	2024	2025
Assets
Cash and cash equivalents	$788,422	$652,388
Restricted cash	187,841	404,624
Loans (at fair value)(1)	806,304	984,552
Property, equipment, and software, net	39,013	44,174
Operating lease right of use assets	43,455	16,410
Beneficial interest assets (at fair value)	176,848	396,216
Line of credit receivable (at fair value)	56,269	112,742
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $51,358 and $138,582 at fair value as of December 31, 2024 and December 31, 2025, respectively)	160,494	255,387
Total assets	$2,366,958	$2,974,805
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$60,173	$107,659
Borrowings	1,402,168	1,829,145
Payable to securitization note holders (at fair value)	87,321	46,542
Accrued expenses and other liabilities (includes $15,883 and $15,219 at fair value as of December 31, 2024 and December 31, 2025, respectively)	133,800	171,495
Operating lease liabilities	50,278	21,149
Total liabilities	1,733,740	2,175,990
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 93,469,721 and 98,033,361 shares issued and outstanding as of December 31, 2024 and December 31, 2025, respectively	9	10
Additional paid-in capital	1,044,366	1,156,361
Accumulated deficit	(411,157)	(357,556)
Total stockholders’ equity	633,218	798,815
Total liabilities and stockholders’ equity	$2,366,958	$2,974,805
__________

(1)Includes $102.9 million and $53.8 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2024 and 2025, respectively.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Revenue:
Revenue from fees, net(1)	$199,276	$265,220	$635,466	$950,011
Interest income, interest expense, and fair value adjustments, net:
Interest income(2)	41,461	60,836	186,360	204,230
Interest expense(2)	(7,431)	(8,078)	(40,433)	(31,664)
Fair value and other adjustments(2)(3)	(14,342)	(21,888)	(144,865)	(78,720)
Total interest income, interest expense, and fair value adjustments, net	19,688	30,870	1,062	93,846
Total revenue	218,964	296,090	636,528	1,043,857
Operating expenses:
Sales and marketing	55,463	90,588	166,800	301,507
Customer operations	40,602	51,840	157,996	188,377
Engineering and product development	67,222	66,913	253,653	257,602
General, administrative, and other	60,427	67,830	230,935	253,740
Total operating expenses	223,714	277,171	809,384	1,001,226
Income (loss) from operations	(4,750)	18,919	(172,856)	42,631
Other income, net	6,136	5,299	18,793	24,324
Expense on convertible notes	(4,030)	(5,056)	(7,694)	(19,872)
Gain on debt extinguishment	—	—	33,361	7,246
Net income (loss) before income taxes	(2,644)	19,162	(128,396)	54,329
Provision for income taxes	111	526	185	728
Net income (loss)	$(2,755)	$18,636	$(128,581)	$53,601

Net income (loss) per share, basic	$(0.03)	$0.19	$(1.44)	$0.56
Net income (loss) per share, diluted	$(0.03)	$0.17	$(1.44)	$0.45
Weighted-average number of shares outstanding used in computing net income (loss) per share, basic	92,174,306	97,594,902	89,450,038	96,030,558
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	92,174,306	112,223,816	89,450,038	107,492,735
__________

(1)The following table presents revenue from fees disaggregated by type of service for the periods presented as follows:

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Revenue from fees, net:
Platform and referral fees, net	$165,758	$222,277	$502,411	$792,979
Servicing and other fees, net	33,518	42,943	133,055	157,032
Total revenue from fees, net	$199,276	$265,220	$635,466	$950,011

(2)The following table presents interest income, interest expense and unrealized loss on loans, loan charge-offs, and other fair value adjustments, net related to the consolidated securitization as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Interest income, interest expense, and fair value adjustments, net related to consolidated securitization:
Interest income	$5,882	$3,140	$28,968	$16,593
Interest expense	(2,052)	(1,307)	(9,598)	(6,313)
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	(3,753)	(2,126)	(29,396)	(11,114)
Total interest income, interest expense, and fair value adjustments, net	$77	$(293)	$(10,026)	$(834)

(3)The following table presents components of fair value adjustments, net for the periods presented as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Fair value and other adjustments, net:
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	$(18,374)	$(27,339)	$(111,175)	$(83,088)
Realized loss on sale of loans, net	(1,418)	(13,762)	(15,983)	(12,237)
Fair value adjustments and realized gains (losses) on beneficial interests, net	5,450	19,213	(17,707)	16,605
Total fair value and other adjustments, net	$(14,342)	$(21,888)	$(144,865)	$(78,720)

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2024	2025
Cash flows from operating activities
Net income (loss)	$(128,581)	$53,601
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of loans	125,002	(113,672)
Change in fair value of servicing assets	16,490	18,646
Change in fair value of servicing liabilities	(1,246)	(942)
Change in fair value of beneficial interest assets	5,151	(33,184)
Change in fair value of beneficial interest liabilities	12,568	16,579
Change in fair value of other financial instruments	4,130	(6,921)
Stock-based compensation	133,400	131,950
Gain on loan servicing rights, net	(15,449)	(28,003)
Gain on debt extinguishment	(33,361)	(7,246)
Depreciation and amortization	20,549	24,835
Loan premium amortization	(17,021)	(49,149)
Non-cash interest expense and other	3,217	8,607
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(4,309,268)	(9,072,905)
Proceeds from sale of loans held-for-sale	4,101,937	8,679,462
Principal payments received for loans held-for-sale	192,889	187,660
Principal payments received for loans held by consolidated securitization	47,997	37,885
Settlements of beneficial interest liabilities, net	(6,700)	(21,598)
Proceeds from beneficial interest assets (derivatives)	—	4,602
Settlements of beneficial interest assets (derivatives)	—	(4,575)
Other assets	(8,690)	(10,831)
Operating lease liability and right-of-use asset	(807)	(2,084)
Accrued expenses and other liabilities	44,124	39,558
Net cash provided by (used in) operating activities	186,331	(147,725)

Cash flows from investing activities
Purchases and originations of loans held-for-investment	$(323,096)	$(1,033,027)
Proceeds from sale of loans held-for-investment	—	395,731
Principal payments received for loans held-for-investment	145,266	320,364
Principal payments received for notes receivable and repayments of residual certificates	5,917	23,051
Acquisition and settlements of beneficial interest assets (hybrid instruments)	(67,753)	(3,438)
Proceeds from beneficial interest assets (hybrid instruments)	11,930	142,902
Issuance of line of credit receivable	—	(7,862)
Repayments of line of credit receivable	—	3,515
Purchases of property and equipment	(837)	(347)
Capitalized software costs	(9,153)	(18,060)
Net cash used in investing activities	(237,726)	(177,171)

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2024	2025
Cash flows from financing activities
Proceeds from borrowings	$387,281	$294,218
Proceeds from convertible notes issuance, net of debt issuance costs paid to lender	913,440	678,270
Payment of debt issuance costs to third parties	(3,945)	(3,150)
Repayments of borrowings	(357,352)	(317,097)
Payments for repurchases of convertible notes	(325,344)	(224,154)
Purchase of capped calls	(40,883)	(55,200)
Settlement of capped calls	580	564
Principal payments made on securitization notes	(55,368)	(40,592)
Payable to investors	12,385	47,486
Net proceeds related to stock-based award activities	29,077	25,300
Net cash provided by financing activities	559,871	405,645
Change in cash, cash equivalents and restricted cash	508,476	80,749
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of year	467,787	976,263
Cash, cash equivalents and restricted cash at end of year	$976,263	$1,057,012

UPSTART HOLDINGS, INC.
KEY OPERATING AND NON-GAAP FINANCIAL METRICS
(In Thousands, Except Per Share Data and Ratios, or as Noted)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Transaction Volume, Dollars	$2,107,473	$3,195,693	$5,930,029	$11,003,995
Transaction Volume, Number of Loans(1)	245,663	455,788	697,092	1,497,149
Conversion Rate(2)	18.0%	19.4%	15.1%	19.4%
Percentage of Loans Fully Automated(3)	91%	91%	91%	91%

Contribution Profit	$121,898	$140,773	$381,533	$531,094
Contribution Margin	61%	53%	60%	56%
Adjusted EBITDA	$38,775	$63,694	$10,594	$230,486
Adjusted EBITDA Margin	18%	22%	2%	22%
__________

(1)Transaction Volume, Number of Loans is shown in ones for the periods presented.
(2)Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Conversion Rate. Prior period figures have been recast to conform to the new definition and methodology. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)Beginning in the fourth quarter of 2025, we revised the definition and underlying calculation methodology of Percentage of Loans Fully Automated. Prior periods have not been adjusted, as the impact was immaterial. For additional information regarding this change, see “Key Operating and Non-GAAP Financial Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2025.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Revenue from fees, net	$199,276	$265,220	$635,466	$950,011
Income (loss) from operations	(4,750)	18,919	(172,856)	42,631
Operating Margin	(2)%	7%	(27)%	4%
Sales and marketing, net of borrower acquisition costs(1)	$11,231	$11,110	$41,783	$45,270
Customer operations, net of borrower verification and servicing costs(2)	7,456	6,871	29,080	25,697
Engineering and product development	67,222	66,913	253,653	257,602
General, administrative, and other	60,427	67,830	230,935	253,740
Interest income, interest expense, and fair value adjustments, net	(19,688)	(30,870)	(1,062)	(93,846)
Contribution Profit	$121,898	$140,773	$381,533	$531,094
Contribution Margin	61%	53%	60%	56%
__________

(1)Borrower acquisition costs were $44.2 million and $79.5 million for the three months ended December 31, 2024 and 2025, respectively, and were $125.0 million and $256.2 million for the years ended December 31, 2024 and 2025, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $33.1 million and $45.0 million for the three months ended December 31, 2024 and 2025, respectively, and were $128.9 million and $162.7 million for the years ended December 31, 2024 and 2025, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Total revenue	$218,964	$296,090	$636,528	$1,043,857
Net income (loss)	(2,755)	18,636	(128,581)	53,601
Net Income (Loss) Margin	(1)%	6%	(20)%	5%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$32,087	$33,015	$139,726	$138,696
Depreciation and amortization	4,699	6,461	20,549	24,835
Reorganization expenses	603	—	4,382	—
Expense on convertible notes	4,030	5,056	7,694	19,872
Gain on debt extinguishment	—	—	(33,361)	(7,246)
Provision for income taxes	111	526	185	728
Adjusted EBITDA	$38,775	$63,694	$10,594	$230,486
Adjusted EBITDA Margin	18%	22%	2%	22%
__________
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.